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                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ReliaStar Financial Corp. on Form S-3 of our reports dated February 1, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and subsidiaries for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 27, 1997